EXHIBIT 10.26

AMENDMENT TO PROCESSING AND
PROCESSING AGREEMENT

The Agreement made and entered into June 27,2000 by and between Clover Farms Dairy Company and NuVim Inc., is hereby amended as follows effective April 1, 2003

Article 9.1 is deleted

Article 9.1 A is added to the agreement.

Article 9.1 A   Processing charges provided under this agreement shall be prepaid by NuVim to Clover Farms, as mutually agreed. Failure to prepay, may at the option of Clover Farms, cause Clover Farms to refuse to Process and Package product as provided by this agreement. Such refusal to process shall not be considered default by Clover Farms under any other provision of this agreement.

NUVIM, INC		Date

By	PAUL YOUNG	April 14, 2003

Title	Vice President

CLOVER FARMS DAIRY COMPANY		Date

By

Title